EXHIBIT 99.2

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information reflects our pro forma financial position as of January 31, 2008, and our pro forma results of operations for the three months ended January 31, 2008 and for each year in the three-year period ended October 31, 2007, giving effect to the sale of AEP Industries Nederland B.V., a primary component of our European geographical area.  The sale, completed on April 4, 2008, resulted in the Company receiving in cash approximately $28.3 million (approximately $4.7 million for the shares of AEP Industries Nederland B.V. and approximately $23.6 million for the settlement of all intercompany loans), prior to the payment of fees and closing and other costs of approximately $1.5 million.  The Buyers also assumed all third party debt totaling approximately $12.0 million and approximately $5.7 million of unfunded pension obligations of AEP Industries Nederland B.V. outstanding as of the closing date.

The Company estimates that income from discontinued operations on the consolidated statement of operations for the second quarter ending April 30, 2008 will include approximately $11.1 million of gain from disposition before tax ($8.4 million after tax) consisting of approximately $1.9 million of gain from disposition of AEP Industries Nederland B.V., after an estimate of costs to sell of approximately $1.5 million, reclassification of AEP Industries Nederland B.V accumulated foreign currency translation gains into income in the amount of $2.4 million, and $6.8 million of realized foreign currency exchange gains before tax ($4.1 million after tax) resulting from the settlement of all intercompany loans, denominated in Euros ($5.6 million of which had been previously recognized in accumulated other comprehensive income at January 31, 2008).

Historical financial data used to prepare the pro forma financial statements was derived from the audited financial statements in our Annual Report on Form 10-K for the year ended October 31, 2007, and the unaudited financial statements in our Quarterly Report on Form 10-Q for the period ended January 31, 2008. This unaudited pro forma consolidated financial information should be read in conjunction with our historical consolidated financial statements and the notes thereto.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations are based on assumptions and estimates that our management believes are reasonable. They do not reflect in precise numerical terms the impact of the transaction on the historical financial statements, and are subject to change. Such pro forma financial information should not be used as a basis for forecasting the future operations of AEP Industries Inc. The pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of any future results of operations, or the results that might have occurred if the sale of AEP Industries Nederland B.V. had actually occurred on the indicated dates.

AEP Industries Inc.

Pro Forma Consolidated Statement of Operations

For the Three Months Ended January 31, 2008

(unaudited)

(in thousands, except share and per share data)

	Historical	Netherlands Pro Forma Adjustments (1)	Other Pro Forma Adjustments (2)	Pro Forma
NET SALES	$204,989	$(31,291)	$—	$173,698
COST OF SALES	174,198	(28,338)	—	145,860
Gross profit	30,791	(2,953)	—	27,838
OPERATING EXPENSES

Delivery	9,247	(717)	—	8,530
Selling	8,691	(709)	—	7,982
General and administrative	5,728	(804)	—	4,924
Total operating expenses	23,666	(2,230)	—	21,436
Operating income	7,125	(723)		6,402
OTHER INCOME (EXPENSE):
Interest expense	(4,310)	264	339	(3,707)
Other, net	266	100	—	366
Income from continuing operations before provision for income taxes	3,081	(359)	339	3,061
PROVISION FOR INCOME TAXES	1,101	—	134	1,235
Income from continuing operations	$1,980	$(359)	$205	$1,826
BASIC EARNINGS PER COMMON SHARE:
Income from continuing operations	$0.29			$0.27
DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations	$0.29			$0.26
Weighted average number of common shares outstanding:
Basic.	6,850,433			6,850,433
Diluted	6,941,460			6,941,460

AEP Industries Inc.

Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended October 31, 2007

(unaudited)

(in thousands, except share and per share data)

	Historical	Netherlands Pro Forma Adjustments (1)	Other Pro Forma Adjustments (2)	Pro Forma
NET SALES	$786,015	$(119,697)	$—	$666,318
COST OF SALES	634,602	(107,436)	—	527,166
Gross profit	151,413	(12,261)	—	139,152
OPERATING EXPENSES
Delivery	37,498	(2,869)	—	34,629
Selling	34,503	(2,654)	—	31,849
General and administrative	22,484	(2,722)	—	19,762
Total operating expenses	94,485	(8,245)	—	86,240
OTHER OPERATING INCOME (EXPENSE):
Loss on sales of property and equipment, net	(33)	(13)	—	(46)
Operating income from continuing operations	56,895	(4,029)	—	52,866
OTHER INCOME (EXPENSE):
Interest expense	(16,487)	936	835	(14,716)
Other, net	745	34	—	779
Income from continuing operations before provision for income taxes	41,153	(3,059)	835	38,929
PROVISION FOR INCOME TAXES	15,217	—	334	15,551
Income from continuing operations	$25,936	$(3,059)	$501	$23,378
BASIC EARNINGS PER COMMON SHARE:
Income from continuing operations	$3.45			$3.11
DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations	$3.39			$3.06
Weighted average number of common shares outstanding:
Basic.	7,507,708			7,507,708
Diluted	7,647,674			7,647,674

AEP Industries Inc.

Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended October 31, 2006

(unaudited)

(in thousands, except share and per share data)

	Historical	Netherlands Pro Forma Adjustments (1)	Other Pro Forma Adjustments (2)	Pro Forma
NET SALES	$802,109	$(104,876)	$—	$697,233
COST OF SALES	640,397	(94,400)	—	545,997
Gross profit	161,712	(10,476)	—	151,236
OPERATING EXPENSES
Delivery	35,950	(2,581)	—	33,369
Selling	32,291	(2,414)	—	29,877
General and administrative	24,918	(2,551)	—	22,367
Total operating expenses	93,159	(7,546)	—	85,613
OTHER OPERATING INCOME (EXPENSE):
Gain on sales of property and equipment, net	1,341	—	—	1,341
Operating income from continuing operations	69,894	(2,930)	—	66,964
OTHER INCOME (EXPENSE):
Interest expense	(16,541)	1,104	549	(14,888)
Other, net	(7,657)	(46)	—	(7,703)
Income from continuing operations before provision for income taxes	45,696	(1,872)	549	44,373
PROVISION FOR INCOME TAXES	8,432	—	192	8,624
Income from continuing operations	$37,264	$(1,872)	$357	$35,749
BASIC EARNINGS PER COMMON SHARE:
Income from continuing operations	$4.42			$4.24
DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations	$4.35			$4.18
Weighted average number of common shares outstanding:
Basic.	8,433,385			8,433,385
Diluted	8,556,948			8,556,948

AEP Industries Inc.

Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended October 31, 2005

(unaudited)

(in thousands, except share and per share data)

	Historical	Netherlands Pro Forma Adjustments (1)	Other Pro Forma Adjustments (2)	Pro Forma
NET SALES	$732,724	$(99,451)	$—	$633,273
COST OF SALES	598,791	(89,396)	—	509,395
Gross profit	133,933	(10,055)	—	123,878
OPERATING EXPENSES
Delivery	33,090	(2,569)	—	30,521
Selling	31,295	(2,731)	—	28,564
General and administrative	24,230	(2,638)	—	21,592
Total operating expenses	88,615	(7,938)	—	80,677
OTHER OPERATING INCOME (EXPENSE):
Gain on sales of property and equipment, net	227	(104)	—	123
Operating income from continuing operations	45,545	(2,221)	—	43,324
OTHER INCOME (EXPENSE):
Interest expense	(28,519)	1,027	1,400	(26,092)
Other, net	844	(31)	—	813
Income from continuing operations before provision for income taxes	17,870	(1,225)	1,400	18,045
PROVISION FOR INCOME TAXES	15,269	—	490	15,759
Income from continuing operations	$2,601	$(1,225)	$910	$2,286
BASIC EARNINGS PER COMMON SHARE:
Income from continuing operations	$0.31			$0.27
DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations	$0.30			$0.27
Weighted average number of common shares outstanding:
Basic.	8,501,907			8,501,907
Diluted	8,618,363			8,618,363

Notes to Pro Forma Consolidated Statements of Operations

(1)          The pro forma consolidated statements of operations assume that the sale of AEP Industries Nederland B.V occurred as of November 1 of each period presented.  These adjustments are to eliminate the operations directly related to AEP Industries Nederland B.V.

(2)          The pro forma adjustments assume net proceeds from the sale of approximately $26.8 million,  after estimated costs to sell of approximately $1.5 million, were received on November 1 of each period presented resulting in a reduction of interest expense on outstanding monthly borrowings under our Credit Facility bearing a weighted average interest rate of 7.0 % during the three months ended January 31, 2008 , 7.9% during  the fiscal year ended October 31, 2007, 8.1% during the fiscal year ended October 31, 2006, and 5.7% during the fiscal year ended October 31, 2005, tax effected at a rate of  39.6% for the three months ended January 31, 2008,  40.0% for the fiscal year ended October 31, 2007, 35.0% for the fiscal year ended October 31, 2006, and 35.0% for the fiscal year ended October 31, 2005

The Company estimates that income from discontinued operations on the consolidated statement of operations for the second quarter ending April 30, 2008 will include approximately $11.1 million of gain from disposition before tax ($8.4 million after tax) consisting of approximately $1.9 million of gain from disposition of AEP Industries Nederland B.V., after an estimate of costs to sell of approximately $1.5 million, reclassification of AEP Industries Nederland B.V accumulated foreign currency translation gains into income in the amount of $2.4 million, and $6.8 million of realized foreign currency exchange gains before tax ($4.1 million after tax) resulting from the settlement of all intercompany loans, denominated in Euros ($5.6 million of which had been previously recognized in accumulated other comprehensive income at January 31, 2008).

AEP Industries Inc.

Pro Forma Consolidated Balance Sheet

January 31, 2008

(unaudited)

(in thousands, except share amounts)

	Historical	Pro Forma Adjustments (3)	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,450	$(847)	$603
Accounts receivable, less allowance for doubtful accounts of $2,739 in 2008	81,137	(14,267)	66,870
Inventories, net	102,892	(11,469)	91,423
Deferred income taxes	6,379	(2,373)	4,006
Other current assets	6,014	(1,806)	4,208
Assets of discontinued operations	3,588	—	3,588
Total current assets	201,460	(30,762)	170,698
PROPERTY, PLANT AND EQUIPMENT, at cost, less accumulated depreciation and amortization of $233,390 in 2008	132,748	(19,809)	112,939
GOODWILL	15,208	(3,280)	11,928
DEFERRED INCOME TAXES	272	(64)	208
OTHER ASSETS	4,406	(340)	4,066
Total assets	$354,094	$(54,255)	$299,839
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank borrowings, including current portion of long-term debt	$8,749	$(8,366)	$383
Accounts payable	55,076	(8,073)	47,003
Accrued expenses	22,382	(3,843)	18,539
Liabilities of discontinued operations	3,415	—	3,415
Total current liabilities	89,622	(20,282)	69,340
LONG-TERM DEBT	210,105	(28,768)	181,337
DEFERRED TAX LIABILITY	2,254	(12)	2,242
OTHER LONG-TERM LIABILITIES	8,635	(5,635)	3,000
Total liabilities	310,616	(54,697)	255,919
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued	—	—	—
Common stock, $0.01 par value; 30,000,000 shares authorized; 10,874,902 issued in 2008	109	—	109
Additional paid-in capital	104,726	—	104,726

Treasury stock at cost, 4,051,948 shares in 2008 respectively	(126,601)	—	(126,601)
Retained earnings	54,550	8,393	62,943
Accumulated other comprehensive income	10,694	(7,951)	2,743
Total shareholders’ equity	43,478	442	43,920
Total liabilities and shareholders’ equity	$354,094	$(54,255)	$299,839

Notes to Pro Forma Consolidated Balance Sheet

(3)  The pro forma consolidated balance sheet assumes that the sale of AEP Industries  Nederland B.V. occurred as of January 31, 2008.  The pro forma adjustments eliminate the assets and liabilities of AEP Industries  Nederland B.V. that have been sold, record the reclassification of AEP Industries Nederland B.V accumulated foreign currency translation gains into income in the amount of $2.4 million, and record net cash received of approximately $26.8 million, after estimated costs to sell of approximately $1.5 million, which said proceeds were assumed to be used to reduce the Company’s borrowings under its Credit Facility.  The sale is expected to result in approximately $11.1 million of gain from disposition before tax ($8.4 million after tax) consisting of  $1.9 million of gain from disposition of AEP Industries Nederland B.V. (included in retained earnings) and $6.8 million of realized foreign currency exchange gains before tax ($4.1 million after tax) resulting from the settlement of all intercompany loans, denominated in Euros ($5.6 million of which had been previously recognized in accumulated other comprehensive income at January 31, 2008).